UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2019

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Richmond, Virginia 23226

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 404-9668

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Bylaws of Bay Banks of Virginia, Inc. (the “Company”) provide that each director of the Company will tender his or her letter of resignation as a director of the Company at the annual meeting of stockholders in the year in which he or she attains the age of 72. As a result of this provision, on April 8, 2019, the Board of Directors of the Company accepted notices from Larry C. Tucker, Lawrence N. Ashworth and James B. McNeer that each of them will not stand for re-election to the Board of Directors at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).

The Board of Directors has nominated John C. Hodges, Randolph N. Reynolds, and D. Kyle Woolfolk, Jr., each of whom are members of the board of directors of the Company’s subsidiary, Virginia Commonwealth Bank, to stand for election at the Annual Meeting to fill the vacancies created at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Judy C. Gavant
Judy C. Gavant
Chief Financial Officer

April 8, 2019